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                                                                   EXHIBIT 10.15

                               INTERNET WEB SITE
                             DEVELOPMENT AGREEMENT

THIS AGREEMENT made and entered into on this 9th day of November 1998, by and between Technologies, Inc., a Colorado Corporation, having offices at 11423 West Bernardo Court, San Diego, California 92127 (hereafter referred to as 1st NET) and North West Farms, Inc. having offices at 11423 West Bernardo Court, San Diego, California 92127 (hereafter referred to as NWFM).

WITNESSETH:

     WHEREAS, 1st NET is a business specializing in the building and marketing of 'Corporate Due Diligence Web Sites' and the dissemination of information for publicly traded companies on the Internet; and

     WHEREAS, 1st NET desires to enter into an agreement as an independent contractor whereby 1st Net will provide marketing and database services for NWFM; and

     WHEREAS, NWFM is a public company that is, at this time, trading its common stock on the NASDAQ and without however, being an employee; and

     WHEREAS, the parties hereto desire to enter into an agreement which will define their rights and responsibilities toward each other.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

1. 1st NET shall at times act as an independent contractor in the transaction of its business and shall conduct its activities in accordance with the rules and regulations of the Securities and Exchange Commission, and the long standing recognized practices of the industry. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between NWFM and 1st NET.

2. This Agreement shall commence on the date hereof and will terminate on the earlier of the following:

(a) 1 Year from the date of this Agreement;

(b) Cause shall be determined solely by the following:

          i.   Dishonesty related to independent contractor status with NWFM.

          ii.  Violation of any rule or regulation of any regulatory agency; or

          iii. Any other neglect, act or omission detrimental to the conduct of NWFM.

          iv.  Failure to pay as described in section 8.

(c) Upon termination for cause by 1st NET upon ten (10) days written notice. Cause shall be determined solely by the following:

          i. Dishonesty related to material facts regarding the development of the company's projects;

          ii.  Violation of any rule or regulation of any regulatory agency; or

          iii. Any other neglect, act or omission detrimental to the conduct of 1st NET.

3. 1st NET will perform the services as outlined in Exhibit A incorporated herein. 1st NET will disseminate, through the use of the Internet, the contents of the information package and any research reports produced by NWFM in order to attract potential investors, the investment community, as well as communication with existing shareholders.






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     Exhibit A:

     The focus and purpose of 1st Net's Internet Financial Relations Services is to create an effective presence on the Internet for publicly traded companies. Through a structured program, designed to be all encompassing for the investment community, 1st NET and its clients can accomplish this goal. There are four main areas on which we focus:

     1) The dissemination and presentation of all pertinent corporate information to current and prospective shareholders and the investment community at large via the World Wide Web.

     2) The comprehensive marketing of the sites content in an effective method for a period of two (2) months to begin immediately following the completion of the 'Corporate Due Diligence Web Site'.

     3)   The development and maintenance of a structured, users database.

     4)   Three months maintenance of the web site.
           (See sections 8 & 9 for payment, fee schedules and contract end date)

4. 1st NET shall be responsible for the payment of all expenses and taxes or other liabilities, which 1st NET incurs due to the receipt of any compensation as a result of this Agreement.

5. 1st NET shall be free to exercise its own judgment as to the time, place and manner of its actual marketing activities related to this Agreement. NWFM acknowledges that 1st NET is engaged in other business activities and that it will continue such activities during the term of this Agreement. 1st NET shall not be restricted from engaging in other business activities during the term of this Agreement.

6. Neither during the term of this Agreement nor thereafter shall 1st NET use any information acquired by them in a manner adverse to the interests of NWFM or do any act to damage the goodwill of NWFM. 1st NET shall supply to NWFM upon request all sources of information and shall not make any untrue statements or misrepresentations, nor fail to state any material fact to NWFM. 1st NET shall indemnify and hold NWFM harmless from the claim of any client or company due to any allegation of fraud or misrepresentation from any and all damages related thereto. This provision shall survive the termination of this Agreement.

7. 1st NET understands and agrees that in performance of its duties hereunder they will have certain confidential and proprietary information ("information") concerning NWFM, some of which are confidential, proprietary and may be trade secrets of NWFM. 1st NET agrees to hold all of such information within its own organization and shall not, without the prior written consent of an authorized officer of NWFM utilize, communicate, or otherwise disclose said information, or any part thereof, to any third party in any manner.

     FOR SERVICES RENDERED AS DESCRIBED ABOVE IN SECTIONS 1, 2, AND 3 OF 'EXHIBIT A' 1ST NET WILL RECEIVE THE FOLLOWING COMPENSATION:

(a) 1 million shares of Treasury Stock in NWFM (OTC BB: NWFM) payable upon the execution of this contract.

(b) In addition, NWFM understands that Monterey Ventures will be issuing an option to 1st Net to buy 665,160 shares of free trading stock at $.02 cents per share, equal to a total of $13,302.20.

(c) In addition, NWFM agrees to pay 1st Net $30,000 for services 1, 2, and 3, described in "EXHIBIT A".

8. Monthly maintenance will begin on February 9th 1999 and will continue for a period of nine (9) months ending November 9th 1999. Maintenance fees are set at $500.00 per month with a total value of $4,500.00 for the term of this contract.

9. Monthly maintenance fees can be increased to fulfill the requirements of NWFM as mutually agreed by both parties. THIS CONTRACT TERMINATES ON NOVEMBER 9TH 1999.

10. This agreement shall supersede all former agreements, which may have existed between the parties hereto, whether oral or written.


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11.  In the event that any claim, lawsuit or controversy arises or is brought against NWFM or 1st NET as a result of any action or inaction of 1st NET or NWFM, the expenses incurred, including reasonable attorneys' fees shall be borne by the losing party.

12. This agreement shall supersede all former agreements, which may have existed between the parties hereto, whether oral or written. Neither party may assign this contract nor any payment nor benefits to which the parties may become entitled, without prior written consent.

13. This Agreement shall be deemed a California contract and governed by the laws thereof. Any provision of this Agreement prohibited by the laws of any state shall, as to such state, be ineffectual only to the extent of such prohibition and shall not invalidate the remaining provisions of this Agreement.

14. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS HEREOF, the parties hereto have executed this document as of the date and year written below.


BY: /s/ GREG D. WRITER                            Date: 11-9-98
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          Greg D. Writer
       North West Farms, Inc.


BY: /s/ CLIFFORD J. SMITH                         Date: 11-9-98
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     Clifford J. Smith, President
      1st Net Technologies, Inc.